UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM SB-2/A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Tradeshow Products, Inc.
(Name of small business issuer in its charter)

Nevada	5199	20-3336498
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

228 E. Edna Place
Covina, California 91723
(626)-862-5049
(Address and telephone number of principal executive offices)

228 E. Edna Place
Glendora, California 91741
(626)-862-5049
(Address of principal place of business or intended principal place of business)

R. V. Brumbaugh 10620 Southern Highlands Parkway, Suite 110-433
Las Vegas, Nevada 89141
(626) 335-7750
(Name, address and telephone number of agent for service)

Copies to:
R. V. Brumbaugh, Esq.
417 W. Foothill Blvd., PMB B-175
Glendora, CA 91741

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐ _______________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐ ______________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐ ______________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	$75,000.00	$0.05	$75,000.00	$8.03

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

Prospectus

TRADESHOW PRODUCTS, INC.

1,500,000 Shares of Common Stock

$0.05 per share

Tradeshow Products, Inc. (“TPI” or the “Company”) is offering on a best-efforts basis a minimum of 400,000 and a maximum of 1,500,000 shares of its common stock at a price of $0.05 per share. The shares are intended to be sold directly through the efforts of Tiffany Miller, the sole officer and director of TPI. The intended methods of communication include, without limitation, telephone and personal contact. For more information, see the section titled “Plan of Distribution” herein.

The proceeds from the sale of the shares in this offering will be payable to R. V. Brumbaugh, Esq. Trust Account fbo Tradeshow Products, Inc.. All subscription funds will be held in the Trust Account pending the achievement of the Minimum Offering and no funds shall be released to Tradeshow Products, Inc. until such a time as the minimum proceeds are raised. If the minimum offering is not achieved within 90 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. See the section title “Plan of Distribution” herein.

The offering shall terminate on the earlier of (i) the date when the sale of all 1,500,000 shares is completed or (ii) ninety days from the date of this prospectus. TPI will not extend the offering period beyond ninety days from the effective date of this prospectus.

Prior to this offering, there has been no public market for Tradeshow Products, Inc.’s common stock.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$0.05	$0.00	$0.05
Minimum	400,000	$20,000	$0.00	$20,000
Maximum	1,500,000	$75,000	$0.00	$75,000

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See the section titled “Risk Factors” herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. TPI may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Tradeshow Products, Inc. does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is July 14, 2006.

TABLE OF CONTENTS

PART I: INFORMATION REQUIRED IN PROSPECTUS

SUMMARY INFORMATION AND RISK FACTORS

THE COMPANY

Tradeshow Products, Inc. (“TPI” or the “Company”) was incorporated in the state of Nevada on August 4, 2005. TPI is a developmental stage company with a principal business objective of providing cost effective, small order, immediate turn-around promotional products for the innumerable trade shows and trade events held, particularly in the Las Vegas, Nevada area, and thereafter expanding to other geographical locations. Tradeshow Products, Inc. plans to deliver any and all promotional items available on the market today and obtain any new, industry fashionable, trendy items of the moment as they appear on the market.

TPI is a development stage company that has not significantly commenced its planned principal operations and has no significant assets. TPI operations to date have been devoted primarily to startup and development activities, which include the following:

1. Formation of the Company;

2. Development of the TPI business plan;

3. Obtaining capital through sales of TPI common stock; and

4. Market our business services to potential clients.

Tradeshow Products, Inc. is attempting to become fully operational. In order to generate revenues, TPI must address the following areas:

1. Establish our website: Establishing our presence on the Internet is critical to reaching a broad consumer base. We are in the process of developing a website. To date, we have not secured a web site address nor do we have an operational web site. We expect this web site to be a primary marketing tool whereby we will disseminate information on our products and services.

2. Develop and Implement a Marketing Plan: In order to promote our company and establish our brand, we believe we will be required to develop and implement a comprehensive marketing plan. We plan to use our Internet site to be the focus of our marketing and sales efforts. We intend to advertise our site through the use of banner advertisements and search engine placement. To date, we have no marketing or sales initiatives or arrangements. Without any marketing campaign, we may be unable to generate interest in, or generate awareness of, our company.

We are a small, start-up company that has not generated any revenues and lacks a stable customer base. As it stands at present, each potential client attempts to place its limited advertising dollars as strategically as feasible to get the best result possible. Consequently, each company is limited in the scope and breadth of its promotional campaigns due to limit availability of resources. We plan on utilizing a marketing co-op program whereby several companies unite to pool resources for the sole purpose of increasing public exposure and thereby expanding each individual client’s marketing budget. The synergy that is created is beneficial to all companies involved both from the greater public exposure standpoint and from the public perception that each small company is larger than originally apparent.

Since our inception on August 4, 2005 to March 31, 2006, we did not generate any significant revenues and have incurred a cumulative net loss of $8,370. We believe that the $75,000 in funds to be received from the sale of our common equity will be sufficient to finance our efforts to become fully operational and carry us through the next twelve (12) months. The capital raised has been budgeted to establish our infrastructure and to become a fully reporting company. We believe that the recurring revenues from sales of services eventually will be sufficient to support ongoing operations. Unfortunately, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from sales of merchandise will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Tradeshow Products, Inc. currently has one officer and director, who is the same individual. This individual allocates time and personal resources to TPI on a part-time basis.

As of the date of this prospectus, TPI has 1,750,000 shares of $0.001 par value common stock issued and outstanding.

Tradeshow Products, Inc. has administrative offices located at 228 E. Edna Place, Covina, California 91723.

Tradeshow Products, Inc.’s fiscal year end is September 30.

THE OFFERING

Tradeshow Products, Inc. is offering on a self-underwritten basis a minimum of 400,000 and a maximum of 1,500,000 shares of its common stock at a price of $0.05 per share. The proceeds from the sale of the shares in this offering will be payable to “R. V. Brumbaugh, Esq. Trust Account fbo Tradeshow Products, Inc.” and will be deposited in a non-interest/minimal interest bearing bank account until the minimum offering proceeds are raised. All subscription agreements and checks are irrevocable and should be delivered to R. V. Brumbaugh, Esq. Failure to do so will result in checks being returned to the investor, who submitted the check. TPI trust agent, R. V. Brumbaugh, Esq., acts as legal counsel for Tradeshow Products, Inc., and is therefore not an independent third party.

All subscription funds will be held in trust pending the achievement of the Minimum Offering and no funds shall be released to Tradeshow Products, Inc. until such a time as the minimum proceeds are raised (see the section titled “Plan of Distribution” herein). Any additional proceeds received after the minimum offering is achieved will be immediately released to TPI. The offering shall terminate on the earlier of (i) the date when the sale of all 1,500,000 shares is completed or (ii) ninety (90) days from the date of this prospectus. If the Minimum Offering is not achieved within 90 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. TPI will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to TPI assets, book value, historical earnings or net worth.

Tradeshow Products, Inc. will apply the proceeds from the offering to pay for accounting fees, legal and professional fees, office equipment and furniture, office supplies, rent and utilities, salaries, sales and marketing, inventory and general working capital.

The Company has not presently secured an independent stock transfer agent, but has identified one that will be retained upon close of the offering to facilitate the processing of stock certificates. Such transfer agent will be 1st Global Stock Transfer, LLC, 7341 W. Charleston Blvd., Suite 130, Las Vegas, NV 89117, having a telephone number of (702) 656-4919.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for TPI common stock exists. Please refer to the sections herein titled “Risk Factors” and “Dilution” before making an investment in this stock.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from TPI financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Statements of operations data

	Three Months Ended March 31, 2006	Six Months Ended March 31, 2006	Inception September 8, 2005 Thru March 31, 2006
Revenue	$4,000	$4,000	$4,000

Expenses:
General and administrative expenses	10,620	10,620	12,370
Total Expenses	10,620	10,620	12,370
Net (loss)	$(6,620)	$(6,620)	$(8,370)
Net (loss) per share outstanding	$(0.00378)	$(0.00378)	$(0.00478)

Balance sheets data

	March 31, 2006 UNAUDITED	September 30, 2005 AUDITED
ASSETS
Cash	$4,130	$5,750
Total current assets	4,130	5,750

Total assets	$4,130	$5,750

LIABILITIES AND STOCKHOLDERS EQUITY
Current liabilities	$5,000	$—

Preferred stock	—	—
Common stock	1,750	1,750
Additional paid-in capital	5,750	5,750
(Deficit) accumulated during development stage	(8,370)	(1,750)
Total stockholder’s equity	(870)	5,750

Total liabilities and stockholder’s equity	$4,130	$5,750

RISK FACTORS

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

Tradeshow Products, Inc.’s operations depend on the efforts of Tiffany Miller, the sole officer and director of TPI. Ms. Miller has no experience related to public company management, nor as a principal accounting officer. Because of this, Ms. Miller may be unable to offer and sell the shares in this offering, develop TPI business and manage TPI public reporting requirements. TPI cannot guarantee that it will be able overcome any such obstacles.

Ms. Miller is involved in other employment opportunities and may periodically face a conflict in selecting between Tradeshow Products, Inc. and his other personal and professional interests. TPI has not formulated a policy for the resolution of such conflicts should they occur. If TPI loses Ms. Miller to other pursuits without a sufficient warning, TPI may, consequently, go out of business.

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE TIFFANY MILLER, TPI’S SOLE OFFICER, DIRECTOR AND SHAREHOLDER CONTROLS ALL OF TPI ISSUED AND OUTSTANDING COMMON STOCK.

Tiffany Miller, TPI’s sole director and executive officer beneficially owns 100% of the outstanding common stock at the present time. As a result of such ownership, investors in this offering will have limited control over matters requiring approval by TPI security holders, including the election of directors. Assuming the minimum amount of shares of this offering is sold, Ms. Miller would retain 81.40% ownership in TPI common stock. In the event the maximum offering is attained, Ms. Miller will own 53.85% of TPI outstanding common stock. Such concentrated control may also make it difficult for TPI stockholders to receive a premium for their shares of TPI common stock in the event TPI enters into transactions which require stockholder approval. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of TPI. For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director for cause, which could make it more difficult for a third party to gain control of the Board of Directors. This concentration of ownership limits the power to exercise control by the minority shareholders.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF TPI FAILS TO IMPLEMENT ITS BUSINESS PLAN.

As a development-stage company, TPI expects to face substantial risks, uncertainties, expenses and difficulties. TPI was formed in Nevada on August 4, 2005. TPI has no demonstrable operations record of substance upon which you can evaluate TPI business and prospects. TPI prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. TPI cannot guarantee that it will be successful in accomplishing its objectives.

As of the date of this prospectus, TPI has had only limited start-up operations and has generated minimal revenues. Taking these facts into account, independent auditors have expressed substantial doubt about TPI’s ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement, of which this prospectus is a part. In addition, TPI’s lack of operating capital could negatively impact the value of its common shares and could result in the loss of your entire investment.

TPI MAY NOT BE ABLE TO GENERATE REVENUES AS A PROMOTIONAL PRODUCTS SUPPLIER..

TPI expects to earn revenues solely from its promotional line of products. In the opinion of the sole TPI officer and director, TPI reasonably believes that it will begin to generate revenues within approximately nine months from the date the minimum offering is achieved.

COMPETITORS WITH MORE RESOURCES MAY FORCE US OUT OF BUSINESS.

The tradeshow promotional products industry is highly competitive. Many TPI competitors are significantly larger and have substantially greater financial, marketing and other resources and have achieved public recognition for their services. Competition by existing and future competitors could result in an inability to secure adequate consumer relationships sufficient enough to support TPI endeavors. TPI cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force it to cease operations.

TPI MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

Tradeshow Products, Inc. has limited capital resources. To date, TPI has funded its operations from limited operations and has not generated sufficient cash from operations to be profitable or to maintain sufficient inventory. Unless TPI begins to generate sufficient revenues to finance operations as a going concern, TPI may experience liquidity and solvency problems. Such liquidity and solvency problems may force TPI to cease operations if additional financing is not available. No known alternative resources of funds are available to TPI in the event it does not have adequate proceeds from this offering. However, TPI believes that the net proceeds of the Minimum Offering will be sufficient to satisfy the start-up and operating requirements for the next 12 months.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES IN TPI BECAUSE THERE IS NO PUBLIC MARKET FOR TPI STOCK.

There is no public market for TPI common stock. All of TPI issued and outstanding common stock is currently held by Tiffany Miller, the sole officer and director of TPI. Therefore, the current and potential market for TPI common stock is limited. In the absence of being listed, no market is available for investors in TPI common stock to sell their shares. TPI cannot guarantee that a meaningful trading market will develop.

If TPI stock ever becomes tradable, of which TPI cannot guarantee success, the trading price of TPI common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond TPI control. In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of TPI stock.

INVESTORS MAY HAVE DIFFICULTY LIQUIDATING THEIR INVESTMENT BECAUSE TPI’S STOCK WILL BE SUBJECT TO PENNY STOCK REGULATION.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in TPI shares, thereby reducing the level of trading activity in any secondary market that may develop for TPI shares. Consequently, customers in TPI securities may find it difficult to sell their securities, if at all.

INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION

The sole shareholder of TPI, Tiffany Miller, who also serves as its sole officer and director, acquired 1,750,000 restricted shares of TPI common stock at a price per share of $0.001. Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial “dilution.”  Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additional sales of TPI common stock in the future could result in further dilution. Please refer to the section titled “Dilution” herein.

ALL OF TPI’S ISSUED AND OUTSTANDING COMMON SHARES ARE RESTRICTED UNDER RULE 144 OF THE SECURITIES ACT, AS AMENDED. WHEN THE RESTRICTION ON THESE SHARES IS LIFTED, AND THE SHARES ARE SOLD IN THE OPEN MARKET, THE PRICE OF TPI COMMON STOCK COULD BE ADVERSELY AFFECTED.

All of the presently outstanding shares of common stock, aggregating 1,750,000 shares of common stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided TPI is current in its reporting obligations under the Exchange Act), subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. TPI currently has one shareholder who owns all of the 1,750,000 restricted shares or 100% of the aggregate shares of outstanding common stock. At such time as these shares become unrestricted and available for sale, the sale of these shares by this individual, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of TPI common stock in any market that might develop.

TPI IS SELLING THE SHARES OFFERED IN THIS PROSPECTUS WITHOUT AN UNDERWRITER AND MAY NOT BE ABLE TO SELL ANY OF THE SHARES OFFERED HEREIN.

The common shares are being offered on TPI’s behalf by Tiffany Miller, TPI’s sole officer and director, on a best-efforts basis. No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering. Consequently, there is no guarantee that TPI is capable of selling all, or any, of the common shares offered hereby.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.

This prospectus contains forward-looking statements about TPI business, financial condition and prospects that reflect TPI management’s assumptions and beliefs based on information currently available. TPI can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of TPI assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within TPI control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the proposed merchandise that TPI expects to market, TPI ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which TPI functions.

There may be other risks and circumstances that management may be unable to predict. When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

USE OF PROCEEDS

Without realizing the minimum offering proceeds, TPI will not be able to commence planned operations and implement its business plan. Please refer to the section, herein, titled “Management’s Discussion and Plan of Operation” for further information.

TPI intends to use the proceeds from this offering as follows:

	Minimum		75% of Maximum		Maximum
Application Of Proceeds	$	% of total	$	% of total	$	% of total

Total Offering Proceeds	20,000	100.00	56,250	100.00	75,000	100.00

Offering Expenses
Legal and Professional fees	3,000	15.00	3,000	5.33	3,000	4.00
Accounting fees	2,000	10.00	2,000	3.56	2,000	2.67
Blue-sky fees	300	1.50	300	0.53	300	0.40
Total Offering Expenses	5,300	26.50	5,300	9.42	5,300	7.07

Net Proceeds from Offering	14,700	73.50	50,950	90.58	69,700	92.93

Use of Net Proceeds
Accounting fees	4,800	24.00	4,800	8.53	4,800	6.40
Legal and professional fees	2,250	11.25	2,250	4.00	2,250	3.00
Office equipment and furniture	1,000	5.00	3,000	5.33	3,000	4.00
Office supplies	1,000	5.00	2,000	3.56	2,000	2.67
Salaries	—	—	12,000	21.33	24,000	32.00
Sales and marketing	2,650	13.25	8,900	15.82	12,650	16.87
Working capital [1]	4,000	20.00	18,000	32.00	21,000	28.00

Total Use of Net Proceeds	14,700	73.50	50,950	90.58	69,700	92.93

Total Use of Proceeds	20,000	100.00	56,250	100.00	75,000	100.00

Notes:

1  The category of General Working Capital may include, but not be limited to, inventory procurement, printing costs, postage, telephone services, overnight delivery services and other general operating expenses.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to TPI assets, book value, historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.

DILUTION

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. ”Net book value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of TPI issued and outstanding stock. This is due in part to shares of common stock issued to the TPI sole officer, director and employee totaling 1,750,000 shares at par value $0.001 per share versus the current offering price of $0.05 per share. Please refer to the section titled “Certain Transactions”, herein, for more information. TPI net book value on March 31, 2006, was $(870). Assuming all 1,500,000 shares offered are sold, and in effect TPI receive the maximum estimated proceeds of this offering from shareholders, TPI net book value will be approximately $0.0137 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.02882 per share while the TPI present stockholder will receive an increase of $0.02168 per share in the net tangible book value of the shares that he holds. This will result in a 57.64% dilution for purchasers of stock in this offering.

In the event that 75% of the maximum proceeds is raised through the sale of 1,125,000 shares, TPI net book value will be approximately $0.07142 per share. Any investor will suffer an immediate and substantial dilution of approximately $0.03258 per share while the TPI present stockholder will receive an increase in value of $0.01792 per share in the net tangible book value of the shares he holds. This will result in a 65.16% dilution for purchasers of stock in this offering.

In the event that the minimum offering of 400,000 shares is achieved, TPI net book value will be approximately $0.0643 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.04357 per share while the TPI present stockholder will receive an increase of $0.0693 per share in the net tangible book value of the shares he holds. This will result in a 87.13% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchaser of the common stock in this offering. This table represents a comparison of the various prices paid by the individual who purchased shares in TPI previously:

		75% of the
	Minimum	Maximum	Maximum
	Offering	Offering	Offering

Book Value Per Share Before the Offering	$(0.00050)	$(0.00050)	$(0.00050)

Book Value Per Share After the Offering	$0.00643	$0.01742	$0.02118

Net Increase to Original Shareholders	$0.00693	$0.01792	$0.02168

Decrease in Investment to New Shareholders	$0.04357	$0.03258	$0.02882

Dilution to New Shareholders (%)	87.13%	65.16%	57.64%

PLAN OF DISTRIBUTION

This offering will be conducted on a best-efforts basis utilizing the efforts of Tiffany Miller, the sole officer and director of the Company. Potential investors include, but are not limited to, family, friends and acquaintances of Ms. Miller. The intended methods of communication include, without limitation, telephone and personal contact. In his endeavors to sell this offering, Ms. Miller does not intend to use any mass advertising methods such as the Internet or print media.

Funds received by the sales agent in connection with sales of TPI securities will be transmitted immediately into a trust account until the minimum sales threshold is reached. There can be no assurance that all, or any, of the shares will be sold.

Ms. Miller will not receive commissions for any sales he originates on TPI’s behalf. TPI believes that Ms. Miller is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. In particular, Ms. Miller:

1. Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act; and

2. Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. Is not an associated person of a broker or dealer; and

4. Meets the conditions of the following:

a. Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b. Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

c. Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

TPI officers and directors may not purchase any securities in this offering.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this Prospectus, TPI has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if TPI were to enter into such arrangements, TPI will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which TPI has complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this Prospectus, TPI has not identified the specific states where the offering will be sold. TPI will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

The proceeds from the sale of the shares in this offering will be payable to R. V. Brumbaugh, Esq. Trust Account fbo Tradeshow Products, Inc. (“Trust Account”) and will be deposited in a non-interest/minimal interest bearing bank account until the minimum offering proceeds are raised. All subscription agreements and checks are irrevocable and should be delivered to R. V. Brumbaugh, Esq. Failure to do so will result in checks being returned to the investor, who submitted the check. All subscription funds will be held in the Trust Account pending achievement of the Minimum Offering and no funds shall be released to Tradeshow Products, Inc. until such a time as the minimum proceeds are raised. The trust agent will continue to receive funds and perform additional disbursements until either the Maximum Offering is achieved or a period of 90 days from the effective date of this offering expires, whichever event first occurs. Thereafter this agreement shall terminate. If the Minimum Offering is not achieved within 90 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. The fee of the Trust Agent is $500.00. (See Exhibit 99(a)).

Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99(b)) and sending it together with payment in full to R. V. Brumbaugh, Esq., 417 W. Foothill Blvd., PMB B-175, Glendora, CA 91741. All payments must be made in United States currency either by personal check, bank draft, or cashiers check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. TPI reserves the right to either accept or reject any subscription. Any subscription rejected within this 30 day period will be returned to the subscriber within 5 business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once TPI accept a subscription, the subscriber cannot withdraw it.

LEGAL PROCEEDINGS

Tradeshow Products, Inc.’s sole officer and director has not been convicted in a criminal proceeding.

Tradeshow Products, Inc.’s sole officer and director has not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

Tradeshow Products, Inc.’s sole officer and director has not been convicted of violating any federal or state securities or commodities law.

There are no known pending legal or administrative proceedings against Tradeshow Products, Inc..

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers are appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until removed from office. Board of Directors have no nominating, auditing or compensation committees.

The following table sets forth certain information regarding TPI executive officers and directors as of the date of this prospectus:

Name	Age	Position	Period of Service(1)

Tiffany Miller (2)	26	President, Secretary, Treasurer and Director	August 2005 – August 2006

Notes:

1 TPI sole director will hold office until the next annual meeting of the stockholders, which shall be held in September of 2006, and until successors have been elected and qualified. At the present time, the TPI sole officer was appointed by the TPI sole director and will hold office until he resigns or is removed from office.

2 Tiffany Miller has obligations to entities other than Tradeshow Products, Inc.. TPI expects Ms. Miller to spend approximately 10-20 hours per week on TPI business affairs. At the date of this prospectus, Tradeshow Products, Inc. is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

BACKGROUND OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Tiffany Miller, President, Secretary, Treasurer, Director: Tiffany Miller is an enthusiastic, energetic individual keenly aware of the trendy marketing world of promotional products. She has worked in retail sales and has been a retail sales supervisor for a nationally known amusement park. She is a graduate of the University of La Verne with a Bachelors of Science degree and a Masters degree in education. She is currently employed as an educator in a southern California major metropolitan school district.

BOARD COMMITTEES

Tradeshow Products, Inc. has not yet implemented any board committees as of the date of this prospectus.

DIRECTORS

The maximum number of directors Tradeshow Products, Inc. is authorized to have is seven (7). However, in no event may TPI have less than one director. Although TPI anticipates appointing additional directors, TPI has not identified any such person.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of TPI common stock by all persons known by TPI to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to TPI knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class
			Before Offering	After Offering(3)

Common	Tiffany Miller, President and Director	1,750,000	100.00%	53.85%

	All Directors and Officers as a group (1 person)	1,750,000	100.00%	53.85%

Footnotes

1  The address of each executive officer and director is c/o Tradeshow Products, Inc., 554 E. Foothill Blvd., Suite 112, San Dimas, California 91773.

2  As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3 Assumes the sale of the maximum amount of this offering (1,500,000 shares of common stock) by TPI. The aggregate amount of shares to be issued and outstanding after the offering is 3,250,000.

DESCRIPTION OF SECURITIES

Tradeshow Products, Inc.’s authorized capital stock consists of 70,000,000 shares of common stock, with a par value of $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001.

The holders of our common stock:

1. Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2. Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of corporate affairs;

3. Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4. Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non assessable.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in TPI shares, reducing the level of trading activity in any secondary market that may develop for TPI shares, and accordingly, customers in TPI securities may find it difficult to sell their securities, if at all.

TPI has no current plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock. The Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the laws of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders. Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

PREFERRED STOCK

Tradeshow Products, Inc. is authorized to issue 5,000,000 shares of preferred stock, $0.001 par value. However, TPI has not issued any preferred stock to date.

PREEMPTIVE RIGHTS

No holder of any shares of Tradeshow Products, Inc. stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

NON-CUMULATIVE VOTING

Holders of Tradeshow Products, Inc. common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of TPI directors.

CASH DIVIDENDS

As of the date of this prospectus, Tradeshow Products, Inc. has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. TPI does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, Tradeshow Products, Inc. will furnish its shareholders with annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

INTEREST OF NAMED EXPERTS AND COUNSEL

None.

DISCLOSURE OF COMMISSION POSITION OF

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Bylaws and certain statutes provide for the indemnification of a present or former director or officer. Please refer to the section herein titled “Indemnification of Directors and Officers.”

THE SECURITIES AND EXCHANGE COMMISSION’S POLICY ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, Tradeshow Products, Inc. has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by TPI of expenses incurred or paid by a director, officer or controlling person of TPI in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, TPI will, unless in the opinion of TPI legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ORGANIZATION WITHIN LAST FIVE YEARS

Tradeshow Products, Inc. was incorporated in the State of Nevada on August 4, 2005.

Please see the section titled “Recent Sales of Unregistered Securities” herein for capitalization history.

DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT AND SUMMARY

Tradeshow Products, Inc. incorporated in the State of Nevada on August 4, 2005 under the same name. Since inception, TPI has not generated any significant revenues and has accumulated losses in the amount of $8,370 as of march 31, 2006. TPI has never been party to any bankruptcy, receivership or similar proceeding, nor have it undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

Tradeshow Products, Inc. has yet to commence planned operations to any significant measure. As of the date of this Prospectus, TPI has had only limited start-up operations and has not generated any significant revenues. TPI believes that, if it obtains the minimum proceeds from this offering, it will be able to implement the business plan and conduct business pursuant to the business plan for the next 12 months.

TPI’s administrative office is located at 228 E. Edna Place, Covina, California 91723.

TPI’s fiscal year end is September 30.

BUSINESS OF ISSUER

Principal Products and Principal Markets

Tradeshow Products, Inc. (“TPI” or the “Company”) was incorporated in the state of Nevada on August 4, 2005. Tradeshow Products, Inc. (“TSP” or the “Company”), a Nevada corporation, is a developmental stage company with a principal business objective of providing cost effective, small order, immediate turn-around promotional products for the innumerable trade shows and trade events held, particularly in the Las Vegas, Nevada area, and thereafter expanding to other geographical locations. Tradeshow Products, Inc. plans to deliver any and all promotional items available on the market today and obtain any new, industry fashionable, trendy items of the moment as they appear on the market.

Distribution Methods of the Services

We are currently working with an experienced Internet service provider to develop a comprehensive Internet presence. Additionally, we plan on identifying local business organization, service groups and small business development companies who may be instrumental in assisting us in making our services known to the target audience of potential clients. Once a potential client has been identified, a personal call will be made to that company or organization to further explain our services and to arrange a face-to-face meeting.

Industry Background and Competitive Business Conditions

This industry is replete with competition at all levels of expertise and ethical variances. By maintaining strong community ties and mandating the highest level of courtesy, personal service and ethical standards, Tradeshow Products, Inc. can gain and maintain a stellar reputation for honesty and customer loyalty, thereby insuring repeat business. Additionally, TPI will spend considerable efforts to develop business relationships with government entities and private businesses that have need of the consumable and non-consumable supplies offered by Tradeshow Products, Inc..

Need For Government Approval

There are no known requirements for any governmental approval or licenses.

Number of Total Employees and Number of Full Time Employees

Tradeshow Products, Inc. is currently in the development stage. During this development period, TPI plans to rely exclusively on the services of Tiffany Miller, the sole officer and director, to establish business operations and perform or supervise the minimal services required at this time. TPI believes that its operations are currently on a small scale that is manageable by one individual. There are no full or part-time employees. Ms. Miller’s responsibilities are mainly administrative at this time, as TPI operations are minimal.

REPORTS TO SECURITY HOLDERS

1. After this offering, TPI will furnish shareholders with audited annual financial reports certified by independent accountants, and may, in its discretion, furnish unaudited quarterly financial reports.

2. After this offering, TPI will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

3. The public may read and copy any materials TPI files with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. TPI SEC filings will also be available on the SEC’s Internet site. The address of that site is: http://www.sec.gov

MANAGEMENT’S DISCUSSION AND PLAN OF OPERATION

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

PLAN OF OPERATION

Tradeshow Products, Inc. was incorporated on August 4, 2005. TPI has generated minimal revenues while incurring $12,370 in total expenses. This resulted in a net loss of $8,370 since inception, which is attributable to general and administrative expenses.

Since incorporation, Tradeshow Products, Inc. has financed its operations through minimal business activity.

To date, Tradeshow Products, Inc. has not implemented fully planned principal operations. Presently, TPI is attempting to secure sufficient monetary assets to increase operations. TPI cannot assure any investor that it will be able to enter into sufficient business operations adequate enough to insure continued operations.

Below is an illustration of the financing needs and anticipated sources of funds for the elements of TPI’s business plan that constitute top priorities. Each material event or milestone listed below will be required until adequate revenues are generated.

1. Researching and strategically targeting specific distributors, retailers, wholesalers and government entities to whom TPI can market products. TPI expects to use a portion of the funds allocated toward working capital to engage in this activity.

2. Canvas the identified and targeted distributors, retailers, wholesalers and government entities to ascertain, isolate and anticipate their present and future needs. TPI expects to use a portion of the funds allocated toward accumulating these products.

3. Establish personal and business relationships with key individuals in government, businesses and community leadership positions. Part of the funds set aside for sales and marketing activities are expected to be utilized.

4. Establish and maintain a visible community presence.

Tradeshow Products, Inc.’s ability to fully commence operations is entirely dependent upon the proceeds to be raised in this offering. Depending on the outcome of this offering, TPI plans to choose one of the following courses:

Plan 1: Minimum offering. If only the minimum of $20,000 is raised in this offering, TPI will immediately begin to implement the aforementioned plans to generate business sufficient enough to maintain ongoing operations. This entails establishment of a public awareness of TPI, including name recognition and product identification. In order to initiate implementation of a public awareness program, TPI intends to use approximately $500 to $1,000 of the monies allocated toward working capital.

TPI has budgeted $1,000 for office equipment and furniture, which is expected to consist of administrative working spaces, computers, computer peripherals, software, storage cabinets, fax machine and telephone equipment.

TPI has allocated $1,000 for office supplies, which is expected to consist of costs of mailings, copying expenses, paper, general desk supplies, etc.

TPI has allocated $2,650 for sales and marketing, specifically for a frugal advertising campaign, with the intent to piggyback on larger programs as much as possible.

TPI has allocated $4,000 for general working capital to cover any shortfalls in the categories listed above and to take advantage of any business opportunity that presents itself, including accumulation of inventory.

TPI believes it will be able to execute the business plan adequately and commence operations as a going concern if the minimum proceeds of this offering are realized. TPI does not, however, expect to generate revenue in the first six months of operation from the date the first funds are received from this offering.

Any line item amounts not expended to their fullest extent shall be held in reserve as working capital, subject to reallocation to other line items expenditures as required for ongoing operations.

Plan 2: 75% of the maximum offering. In the event 75% of the maximum offering is raised, management will supplement its activities addressed in Plan 1, as delineated above. TPI does not believe it will generate revenues in the first six months of operation from the date the first funds are received. TPI expects to continue to substantially increase consumer awareness by utilizing the increased allocation for sales and marketing, a key factor in developing new business revenues.

The allocation for office equipment increases to $3,000.

The allocation for office supplies increases to $2,000, mostly in anticipation of increasing postage and mailing costs.

The allocation for sales and marketing increases to $8,900 allowing for the possibility of a more rapid growth.

The allocation for working capital increases under this scenario to $18,000 in anticipation of being more pro-active through accumulation of inventory that prospective customers would desire.

The allocation for salaries first appears for $12,000. It is anticipated that such expenditure will be directed toward in-house telemarketing and customer service.

Any line item amounts not expended to their fullest extent shall be held in reserve as working capital, subject to reallocation to other line items expenditures as required for ongoing operations.

Plan 3: Maximum offering. In the event the maximum amount of $75,000 is raised, TPI still does not expect to generate revenue in the first six months of operation from the date the first funds are received from trust. Under Plan 3, management will supplement the activities addressed in Plan 2, as delineated above.

The allocation for office equipment remains constant.

The allocation for office supplies remains constant.

The allocation for sales and marketing increases to $12,650 allowing for the possible development of greater revenue.

The allocation for working capital increases to $21,000 allowing for greater flexibility in meeting potential customer needs.

Any line item amounts not expended to their fullest extent shall be held in reserve as working capital, subject to reallocation to other line items expenditures as required for ongoing operations.

The allocation for salaries increases to $24,000 allowing for additional telemarketing sales and customer service.

Any line item amounts not expended to their fullest extent shall be held in reserve as working capital, subject to reallocation to other line items expenditures as required for ongoing operation.

Regardless of the ultimate outcome and subsequent plan to be implemented, TPI has budgeted for certain expenditures that it expects to remain constant. TPI expects accounting fees to be $4,800 for the full year 2006, which includes reviewed financial statements for quarterly reports and audited financial statements for the year ended December 31, 2006. All statements are to be filed in applicable periodic reports with the SEC in accordance with Item 310 of Regulation S-B. Legal and professional fees are expected to aggregate $2,250, and are expected to consist mainly of legal fees, as well as ongoing Edgar conversion costs and various other professional services performed in relation to the anticipated ongoing reporting requirements of a public reporting company. All use of proceeds figures represent management’s best estimates and are not expected to vary significantly. However, in the event TPI incurs or expects to incur expenses materially outside of these estimates, TPI intends to file an amended registration statement, of which this prospectus is a part of, disclosing the changes and the reasons for any revisions.

TPI’s ability to commence operations is entirely dependent upon the proceeds to be raised in this offering. If TPI does not raise at least the minimum offering amount, it will be unable to establish a base of operations, without which it will be unable to begin to generate any revenues. The realization of sales revenues in the next 12 months is important in the execution of the plan of operations. However, TPI cannot guarantee that it will generate such growth. If TPI does not produce sufficient cash flow to support TPI operations over the next 12 months, TPI may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to attain such financing. TPI can not assure any investor that, if needed, sufficient financing can be obtained or, if obtained, that it will be on reasonable terms. Without realization of additional capital, it would be unlikely for operations to continue.

TPI management does not expect to incur research and development costs.

TPI currently does not own any significant plant or equipment that it would seek to sell in the near future.

TPI management does not anticipate the need to hire employees over the next 12 months, with the possible exception of telemarketing and customer service telephone support should business develop of a sufficient nature to necessitate such expenditure. Currently, TPI believes the services provided by its officer and director appears sufficient at this time. TPI believes that its operations are currently on a small scale that is manageable by one individual at the present time.

TPI has not paid for expenses on behalf of any director. Additionally, TPI believes that this fact shall not materially change.

TPI has no plans to seek a business combination with another entity in the foreseeable future.

OFF-BALANCE SHEET ARRANGEMENTS

TPI does not have any off-balance sheet arrangements.

DESCRIPTION OF PROPERTY

TPI uses an administrative office located at 228 E. Edna Place, Covina, California 91723. Office space, telephone services and storage is currently being provided free of charge at 228 E. Edna Place, Covina, California 91723. There are currently no proposed programs for the renovation, improvement or development of the facilities currently use.

TPI management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income. TPI does not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On or about August 4, 2005, Tiffany Miller, the sole officer, director and employee, paid for expenses involved with the incorporation of Tradeshow Products, Inc. with his personal funds on TPI behalf in the amount of $7,500, in exchange for 1,750,000 shares of common stock, par value $0.001 per share.

All shares issued to Ms. Miller were at a par price per share of $0.001. The price of the common stock issued to Ms. Miller was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, TPI was recently formed or in the process of being formed and possessed no assets.

Tradeshow Products, Inc.’s principal office space is being provided free of charge at the present time. Please refer to the section titled “Description of Property” herein.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

As of the date of this prospectus, there is no public market in Tradeshow Products, Inc. common stock. This prospectus is a step toward creating a public market for TPI stock, which may enhance the liquidity of TPI shares. However, there can be no assurance that a meaningful trading market will develop. Tradeshow Products, Inc. and its management make no representation about the present or future value of TPI common stock.

As of the date of this prospectus,

1. There are no outstanding options of warrants to purchase, or other instruments convertible into, common equity of Tradeshow Products, Inc.;

2. There are currently 1,750,000 shares of TPI common stock held by its sole officer and director that are not eligible to be sold pursuant to Rule 144 under the Securities Act;

3. Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

As of the date of this document, Tradeshow Products, Inc. has 1,750,000 shares of common stock outstanding. All of these shares of common stock are beneficially held by its sole officer and director. These shares of common stock are restricted from resale under Rule 144 until registered under the Securities Act, or an exemption is applicable.

In general, under Rule 144 as amended, a person who has beneficially owned and held “restricted” securities for at least one year, including “affiliates,” may sell publicly without registration under the Securities Act, within any three-month period, assuming compliance with other provisions of the Rule, a number of shares that do not exceed the greater of (i) one percent of the common stock then outstanding or, (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. A person who is not deemed an “affiliate” and who has beneficially owned shares for at least two years would be entitled to unlimited resales of such restricted securities under Rule 144 without regard to the volume and other limitations described above.

HOLDERS

As of the date of this prospectus, Tradeshow Products, Inc. has 1,750,000 shares of $0.001 par value common stock issued and outstanding held by 1 shareholder of record, Tiffany Miller, who is also the sole officer and director of TPI. The transfer agent will be 1st Global Stock Transfer LLC, 7341 W. Charleston Blvd., Suite 130, Las Vegas, NV 89117, telephone number (702) 656-4919.

DIVIDENDS

TPI has never declared or paid any cash dividends on either its preferred or common stock. For the foreseeable future, TPI intends to retain any earnings to finance the development and expansion of its business, and does not anticipate paying any cash dividends on its preferred or common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including its financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

EXECUTIVE COMPENSATION

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Tiffany Miller	2006	-	-	-	-	-	-	-
Officer and Director	2005	-	-	-	-	-	-	-

DIRECTORS’ COMPENSATION

Directors are not entitled to receive compensation for services rendered to Tradeshow Products, Inc., or for each meeting attended except for reimbursement of out-of-pocket expenses. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION

Since Tradeshow Products, Inc.’s incorporation on August 4, 2005, TPI has not paid any compensation to any officer, director or employee. TPI does not have employment agreements. Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed. TPI does not currently have plans to pay any compensation until such time as it maintains a positive cash flow.

STOCK OPTION PLAN AND OTHER LONG-TERM INCENTIVE PLAN

Tradeshow Products, Inc. currently does not have existing or proposed option/SAR grants.

FINANCIAL STATEMENTS

(a). Reviewed Financial Statements for the Six Months Ended March 31, 2006

(b). Reviewed Financial Statements for the Three Months Ended December 31, 2005

(c). Audited Financial Statements for the Year Ended September 30, 2005

MOORE & ASSOCIATES, CHARTERED

ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

Report of Independent Registered Public Accounting Firm

Tradeshow Products, Inc

(A Development Stage Company)

10620 Southern Highlands Pkwy, Suite 110-433

Las Vegas, NV 89141

We have reviewed the accompanying balance sheet of Tradeshow Products, Inc. (A Development Stage Company). as of March 31, 2006, and the related statements of income, retained earnings, and cash flows for the six months then ended, in accordance with the standards of the Public Company Accounting Oversight Board (United States). All information included in these financial statements is the representation of the management of Tradeshow Products, Inc. (A Development Stage Company).

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the financial statements in order for them to be in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in the notes to the financial statements, the Company has no established source of revenue and no operations. This raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates, Chartered

Las Vegas, Nevada

July 7, 2006

2675 S. JONES BLVD. SUITE 109, LAS VEGAS, NEVADA 89146 (702) 253-7511 Fax: (702)253-7501

TRADESHOW PRODUCTS, INC

(A Development Stage Company)

BALANCE SHEET

March 31, 2006

	March 31, 2006	September 30,
	(UNAUDITED)	2005
ASSETS

CURRENT ASSETS
Cash and Cash Equivalents	$4,130	$5,750

Total Current Assets	4,130	5,750

TOTAL ASSETS	$4,130	$5,750

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Due to Related Party	$5,000	$—

Total Current Liabilities	5,000	—

TOTAL LIABILITIES	5,000	—

STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred stock: $0.001 par value,
5,000,000 shares authorized: no shares
issued and outstanding	—	—

Common stock: $0.001 par value,
70,000,000 shares authorized: 1,750,000
shares issues and outstanding	1,750	1,750

Additional Paid in Capital	5,750	5,750

Accumulated (Deficit)	(8,370)	(1,750)

Total Stockholders Equity (Deficit)	(870)	5,750

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$4,130	$5,750

The accompanying notes are an integral part of these statements.

TRADESHOW PRODUCTS, INC.

(A Development Stage Company)

STATEMENT OF OPERATIONS

March 31, 2006

	Three Months	Six Months	Inception
	Ended	Ended	August 4, 2005
	March 31,2006	March 31, 2006	Thru March 31, 2006

REVENUES	$4,000	$4,000	$4,000

EXPENSES
General & Administrative Expenses	10,620	10,620	12,370

NET (LOSS)	$(6,620)	$(6,620)	$(8,370)

Basic (Loss) per Share	a	a	a

Weighted Average Number of Shares
Outstanding	1,750,000	1,750,000	1,750,000

a= Less than $0.01 per share

The accompanying notes are an integral part of these statements.

TRADESHOW PRODUCST, INC.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

March 31, 2006

Six months
Ended
March 31, 2006

NET INCOME (LOSS)	$(6,620)

Adjustments to net income (loss):

Total Adjustments	—

Net Cash Provided (Used)
by Operating Activities	(6,620)

CASH FROM INVESTING ACTIVITIES

Net Cash Provided (Used)
by Investing Activities

CASH FROM FINANCING ACTIVITIES

Proceeds From Sale of Stock	—
Contributed Capital
Advance from Related Party	5,000

Net Cash Provided (Used)
by Financing Activities	5,000

NET INCREASE (DECREASE) IN CASH
AND CASH EQUIVALENTS	(1,620)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	5,750

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$4,130

The accompanying notes are an integral part of these statements.

TRADESHOW PRODUCTS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2006

Note 1 – Nature of Organization

a.	Organization and Business Activities

The Company was incorporated under the laws of the State of Nevada on August 4, 2005 with principal business activity of providing cost effective, small order, immediate turn-around promotional products for the trade show and trade events in Las Vegas, Nevada, area.

b.	Depreciation

The cost of the property and equipment will be depreciated over the estimated useful life of 5 to 7 years. Depreciation is computed using the straight-line method when assets are placed in service.

c.	Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a September 30 year-end.

d.	Cash and Cash Equivalents

For the purpose of the statements of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be a cash equivalent.

e.	Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

f.	Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

TRADESHOW PRODUCTS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2006

Note 1 – Nature of Organization (Continued)

g.	Organization Costs

The Company has expensed the costs of its incorporation.

h.	Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred.

i.	Concentrations of Risk

The Company’s bank accounts are deposited in insured institutions. The funds are insured up to $100,000. At March 31, 2006, the Company’s bank deposits did not exceed the insured amounts.

j.	Basic Loss Per Share

The computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period.

From inception on August 4, 2005
Through March 31, 2006

Loss (numerator)	$(8,370)

Shares (denominator)	1,750,000

Per share amount	$(0.00)

k.	Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates.

TRADESHOW PRODUCTS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2006

Note 1 – Nature of Organization (Continued)

k.	Income Taxes (Continued)

Net deferred tax assets consist of the following components as of March 31, 2006

Deferred tax assets

	2006
NOL Carryover	1,256
Deferred tax liabilities	-0	-
Valuation allowance	(1,256)
Net deferred tax assets	-0	-

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 15% to pretax income from continuing operations for the period ended March 31, 2006.

At March 31, 2006, the Company had net operating loss carryforwards of approximately ($8,370) that may be offset against future taxable income through

2026. No tax benefit has been reported in the March 31, 2006, financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating carryforwards for Federal Income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

Note 2 – Going Concern

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has had no income and generated losses from operations.

In order to continue as a going concern and achieve a profitable level of operations, the Company will need, among other things, additional capital resources and developing a consistent source of revenues. Management’s plans include raising $75,000 from the private placement of shares of its common stock.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

TRADESHOW PRODUCTS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2006

Note 3 – Stock Offering

The Company plans on offering a portion of its authorized stock in an initial public offering.

Note 4 – Note to Related Party

Note to related party is a short term note with no stated terms of repayment or interest.

Note 5 - New Accounting Pronouncements

During the period ended March 31, 2006, the Company adopted the following accounting pronouncements which had no impact on the financial statements or results of operations:

SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.

SFAS No. 151, Inventory Costs

SFAS No. 152, Accounting for Real Estate

SFAS No. 153, Exchange of Non-monetary Assets

SFAS No. 154, Accounting Changes and Error Correction

SFAS No. 123(R), Share Based Payments

In addition, during the period ended March 31, 2006, FASB Interpretations No.

45 and No. 46, along with various Emerging Issues Task Force Consensuses

(EITF) were issued and adopted by the Company and had no impact on its financial statements. These newly issued accounting pronouncements had no effect on the Company’s current financial statements and did not impact the Company.

MOORE & ASSOCIATES, CHARTERED

ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

Report of Independent Registered Public Accounting Firm

Tradeshow Products, Inc

(A Development Stage Company)

10620 Southern Highlands Pkwy, Suite 110-433

Las Vegas, NV 89141

We have reviewed the accompanying balance sheet of Tradeshow Products, Inc. (A Development Stage Company). as of December 31, 2005, and the related statements of income, retained earnings, and cash flows for the three months then ended, in accordance with the standards of the Public Company Accounting Oversight Board (United States). All information included in these financial statements is the representation of the management of Tradeshow Products, Inc. (A Development Stage Company).

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the financial statements in order for them to be in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in the notes to the financial statements, the Company has no established source of revenue and no operations. This raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates, Chartered

Las Vegas, Nevada

July 7, 2006

2675 S. JONES BLVD. SUITE 109, LAS VEGAS, NEVADA 89146 (702) 253-7511 Fax: (702)253-7501

TRADESHOW PRODUCTS, INC

(A Development Stage Company)

BALANCE SHEET

December 31, 2005

	December 31, 2005	September 30, 2005
	(unaudited)
ASSETS

CURRENT ASSETS
Cash and Cash Equivalents	$5,750	$5,750

Total Current Assets	5,750	5,750

TOTAL ASSETS	$5,750	$5,750

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES	$—	$—

Total Current Liabilities	—	—

TOTAL LIABILITIES	—	—

STOCKHOLDERS’ EQUITY

Preferred stock: $0.001 par value,
5,000,000 shares authorized: no shares
issued and outstanding	—	—

Common stock: $0.001 par value,
70,000,000 shares authorized: 1,750,000
shares issues and outstanding	1,750	1,750

Additional Paid in Capital	5,750	5,750

Accumulated (Deficit)	(1,750)	(1,750)

Total Stockholders Equity	5,750	5,750

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,750	$5,750

The accompanying notes are an integral part of these statements.

TRADESHOW PRODUCTS, INC.

(A Development Stage Company)

STATEMENT OF OPERATIONS

		Inception
	Three months ended	August 4, 2005
	December 31, 2005	Through
	(unaudited)	December 31, 2005

REVENUES	$—	$—

EXPENSES
General & Administrative Expenses	—	1,750

NET (LOSS)	$—	$(1,750)

Basic (Loss) per Share	a	a

Weighted Average Number of Shares
Outstanding	1,750,000	1,750,000

a= Less than $0.01 per share

The accompanying notes are an integral part of these statements.

TRADESHOW PRODUCST, INC.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

		Inception
	Three months	August 4, 2005
	ended	through
	December 31, 2005	December 31, 2005
	(unaudited)

NET INCOME (LOSS)	$—	$(1,750)

Adjustments to net income (loss):

Total Adjustments	—	—

Net Cash Provided (Used)
by Operating Activities	—	(1,750)

CASH FROM INVESTING ACTIVITIES

Net Cash Provided (Used)
by Investing Activities	—

CASH FROM FINANCING ACTIVITIES

Proceeds From Sale of Stock	—	7,500
Contributed Capital	—	—

Net Cash Provided (Used)
by Financing Activities	—	7,500

NET INCREASE (DECREASE) IN CASH
AND CASH EQUIVALENTS	—	5,750

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	5,750	—

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$5,750	$5,750

The accompanying notes are an integral part of these statements.

TRADESHOW PRODUCTS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005

Note 1 – Nature of Organization

a.	Organization and Business Activities

The Company was incorporated under the laws of the State of Nevada on August

4, 2005 with principal business activity of providing cost effective, small order, immediate turn-around promotional products for the trade show and trade events in Las Vegas, Nevada, area.

b.	Depreciation

The cost of the property and equipment will be depreciated over the estimated useful life of 5 to 7 years. Depreciation is computed using the straight-line method when assets are placed in service.

c.	Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a September 30 year-end.

d.	Cash and Cash Equivalents

For the purpose of the statements of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be a cash equivalent.

e.	Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

f.	Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

TRADESHOW PRODUCTS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005

Note 1 – Nature of Organization (Continued)

g.	Organization Costs

The Company has expensed the costs of its incorporation.

h.	Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred.

i.	Concentrations of Risk

The Company’s bank accounts are deposited in insured institutions. The funds are insured up to $100,000. At December 31, 2005, the Company’s bank deposits did not exceed the insured amounts.

j.	Basic Loss Per Share

The computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period.

From inception on August 4, 2005
Through December 31, 2005

Loss (numerator)	$(1,750)

Shares (denominator)	1,750,000

Per share amount	$(0.00)

k.	Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates.

TRADESHOW PRODUCTS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005

Note 1 – Nature of Organization (Continued)

k.	Income Taxes (Continued)

Net deferred tax assets consist of the following components as of December 31,

2005

Deferred tax assets

	2005
NOL Carryover	263
Deferred tax liabilities	-0	-
Valuation allowance	263
Net deferred tax assets	-0	-

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 15% to pretax income from continuing operations for the period ended December 31, 2005.

At December 31, 2005, the Company had net operating loss carryforwards of approximately ($1,750) that may be offset against future taxable income through 2025. No tax benefit has been reported in the December 31, 2005, financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating carryforwards for Federal Income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

Note 2 – Going Concern

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has had no income and generated losses from operations.

In order to continue as a going concern and achieve a profitable level of operations, the Company will need, among other things, additional capital resources and developing a consistent source of revenues. Management’s plans include raising $75,000 from the private placement of shares of its common stock.

TRADESHOW PRODUCTS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005

Note 2 – Going Concern (Continued)

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 3 – Stock Offering

The Company plans on offering a portion of its authorized stock in an initial public offering.

MOORE & ASSOCIATES, CHARTERED

ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Tradeshow Products, Inc.

(A Development Stage Company) Las Vegas, Nevada

We have audited the accompanying balance sheet of Tradeshow Products, Inc. (a development stage company) as of September 30, 2005, and the related statements of operations, stockholders’ equity and cash flows for the period from inception on August 4, 2005 through September 30, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tradeshow Products, Inc. (a development stage company) as of September 30, 2005 and the results of its operations and its cash flows for the period from inception on August 4, 2005 through September 30, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s recurring losses and lack of operations raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

October 4, 2005

Except Note 4 – July 7, 2006

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7511 Fax (702) 253-7501

TRADESHOW PRODUCTS, INC

(A Development Stage Company)

BALANCE SHEET

RESTATED

September 30, 2005
ASSETS

CURRENT ASSETS
Cash and Cash Equivalents	$5,750

Total Current Assets	5,750

TOTAL ASSETS	$5,750

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES	$—

Total Current Liabilities	—

TOTAL LIABILITIES	—

STOCKHOLDERS’ EQUITY

Preferred stock: $0.001 par value,
5,000,000 shares authorized: no shares
issued and outstanding	—

Common stock: $0.001 par value,
70,000,000 shares authorized: 1,750,000
shares issues and outstanding	1,750

Additional Paid in Capital	5,750

Retained Earnings (Deficit)	(1,750)

Total Stockholders Equity	5,750

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,750

The accompanying notes are an integral part of these statements.

TRADESHOW PRODUCTS, INC.

(A Development Stage Company)

STATEMENT OF OPERATIONS

RESTATED

Inception
August 4, 2005
through
September 30, 2005

REVENUES	$—

EXPENSES
General & Administrative Expenses	1,750

NET (LOSS)	$(1,750)

Basic (Loss) per Share	a

Weighted Average Number of Shares
Outstanding	1,750,000

a= Less than $0.01 per share

The accompanying notes are an integral part of these statements.

TRADESHOW PRODUCTS, INC.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS EQUITY

RESTATED

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit

Balance, August 4, 2005		—	—
Shares issued for cash,
$0.001 per share	1,750,000	$1,750	$5,750	$—

Net Income (Loss)
September 30, 2005				(1,750)

Balance September 30, 2005	1,750,000	$1,750	$5,750	$(1,750)

The accompanying notes are an integral part of these statements.

TRADESHOW PRODUCTS, INC.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

RESTATED

Inception
August 4, 2005
through
September 30, 2005

NET INCOME (LOSS)	$(1,750)

Adjustments to net income (loss):

Total Adjustments	—

Net Cash Provided (Used)
by Operating Activities	(1,750)

CASH FROM INVESTING ACTIVITIES

Net Cash Provided (Used)
by Investing Activities

CASH FROM FINANCING ACTIVITIES

Proceeds From Sale of Stock	7,500
Contributed Capital	—

Net Cash Provided (Used)
by Financing Activities	7,500

NET INCREASE (DECREASE) IN CASH
AND CASH EQUIVALENTS	5,750

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	—

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$5,750

The accompanying notes are an integral part of these statements.

TRADESHOW PRODUCTS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2005

RESTATED

Note 1 – Nature of Organization

a.	Organization and Business Activities

The Company was incorporated under the laws of the State of Nevada on August

4, 2005 with principal business activity of providing cost effective, small order, immediate turn-around promotional products for the trade show and trade events in Las Vegas, Nevada, area.

b.	Depreciation

The cost of the property and equipment will be depreciated over the estimated useful life of 5 to 7 years. Depreciation is computed using the straight-line method when assets are placed in service.

c.	Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a September 30 year-end.

d.	Cash and Cash Equivalents

For the purpose of the statements of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be a cash equivalent.

e.	Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

f.	Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

TRADESHOW PRODUCTS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2005

RESTATED

Note 1 – Nature of Organization (Continued)

g.	Organization Costs

The Company has expensed the costs of its incorporation.

h.	Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred.

i.	Concentrations of Risk

The Company’s bank accounts are deposited in insured institutions. The funds are insured up to $100,000. At September 30, 2005, the Company’s bank deposits did not exceed the insured amounts.

j.	Basic Loss Per Share

The computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period.

From inception on August 4, 2005
Through September 30, 2005

Loss (numerator)	$(1,750)

Shares (denominator)	1,750,000

Per share amount	$(0.00)

k.	Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates.

TRADESHOW PRODUCTS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2005

RESTATED

Note 1 – Nature of Organization (Continued)

k.	Income Taxes (Continued)

Net deferred tax assets consist of the following components as of September 30, 2005:

Deferred tax assets

	2005

NOL Carryover	263
Deferred tax liabilities	-0	-
Valuation allowance	263
Net deferred tax assets	-0	-

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 15% to pretax income from continuing operations for the period ended September 30, 2005.

At September 30, 2005, the Company had net operating loss carryforwards of approximately ($1,750) that may be offset against future taxable income through 2025. No tax benefit has been reported in the September 30, 2005, financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating carryforwards for Federal Income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

Note 2 – Going Concern

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has had no income and generated losses from operations.

In order to continue as a going concern and achieve a profitable level of operations, the Company will need, among other things, additional capital resources and developing a consistent source of revenues. Management’s plans include raising $75,000 from the private placement of shares of its common stock.

TRADESHOW PRODUCTS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2005

RESTATED

Note 2 – Going Concern (Continued)

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 3 – Stock Offering

The Company plans on offering a portion of its authorized stock in an initial public offering.

Note 4 – Restatement of Financials

An error was detected and now corrected. The financial statements have been restated to reflect an accumulated deficit as of September 30, 2005 of $1,750.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Tradeshow Products, Inc.’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. TPI indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at TPI request as an officer or director. TPI may indemnify such individual against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, TPI best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

NEVADA LAW

Pursuant to the provisions of Nevada Revised Statutes 78.751, TPI shall indemnify any director, officer and employee as follows: Every director, officer, or employee of Tradeshow Products, Inc. shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of Tradeshow Products, Inc. or is or was serving at the request of Tradeshow Products, Inc. as a director, officer, employee or agent of Tradeshow Products, Inc., partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of Tradeshow Products, Inc.. Tradeshow Products, Inc. shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of Tradeshow Products, Inc. as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by TPI in connection with the sale of the common stock being registered. TPI has agreed to pay all costs and expenses in connection with this offering of common stock. The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Legal and Professional Fees	$3,000
Accounting Fees	$2,000
Blue Sky Qualification Fees	$300

Total	$5,300

RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, Tradeshow Products, Inc. issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

1. On August 4, 2005, Tiffany Miller, the sole officer, director and employee of TPI, paid for expenses involved with the incorporation of the Company with his personal funds on behalf of the Company in the amount of $7,500, in exchange for 1,750,000 shares of common stock of the Company, par value $0.001 per share.

At the time of the issuance, Ms. Miller was in possession of all available material information about us, as he is the sole TPI officer and director. On the basis of these facts, Tradeshow Products, Inc. claims that the issuance of stock to the TPI founding shareholder qualify for the exemption from registration contained in Section 4(2) of the Securities Act of 1933. TPI believes that the exemption from registration for these sales under Section 4(2) was available because:

1. Ms. Miller is an executive officer of TPI and thus had fair access to all material information about TPI before investing;

2. There was no general advertising or solicitation; and

3. The shares bear a restrictive transfer legend.

INDEX OF EXHIBITS

Exhibit No.	Name/Identification of Exhibit

3	Articles of Incorporation & Bylaws

a) Articles of Incorporation file on August 4, 2005
b) Bylaws adopted on August 20, 2005

5	Opinion on Legality

Opinion of Randall V. Brumbaugh, Esq.

23	Consent of Experts

a) Consent of Randall V. Brumbaugh, Esq.
b) Consent of Moore & Associates, Chartered

99	Additional Exhibits

a) Escrow Agreement
b) Subscription Agreement

UNDERTAKINGS

In this Registration Statement, TPI is including undertakings required pursuant to Rule 415 of the Securities Act and Rule 430A under the Securities Act.

Under Rule 415 of the Securities Act, TPI are registering securities for an offering to be made on a continuous or delayed basis in the future. The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, TPI includes the following undertakings in this Registration Statement:

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(1) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Covina, State of California on July 20, 2006.

Tradeshow Products, Inc.
(Registrant)

By: /s/ Tiffany Miller
Tiffany Miller
Chief Executive Officer (principal executive officer) Chief Financial Officer (principal accounting officer) and Director

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Tiffany Miller	Chief Executive Officer (principal executive officer)	July 20, 2006
Tiffany Miller

/s/ Tiffany Miller	Chief Financial Officer (principal accounting officer)	July 20, 2006
Tiffany Miller

/s/ Tiffany Miller	Director	July 20, 2006
Tiffany Miller

Dealer Prospectus Delivery Obligation

Prior to the expiration of 90 days after the effective date of this registration statement or prior to the expiration of 90 days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.